UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timothy J. Falla, Ph.D, Vice President and Chief Scientific Officer of Helix BioMedix, Inc. (the “Company”), is stepping down from the Company effective February 28, 2011.  In connection therewith and pursuant to a separation and consulting agreement, Dr. Falla has agreed to provide consulting services to the Company with respect to certain transition activities, the maintenance, defense and prosecution of the Company’s issued patents and pending patent applications, and the preparation and prosecution of patent applications with respect to intellectual property currently in development, and the Company has agreed to accelerate the vesting and extend for periods of one to three years the exercise periods of Dr. Falla’s outstanding options under the Company’s 2000 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: February 15, 2011	By:	/s/ R. Stephen Beatty
R. Stephen Beatty President and Chief Executive Officer